As filed with the Securities and Exchange Commission on April 14, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

Esports Technologies, Inc.

(Exact name of registrant as specified in its charter)

Nevada	7900	85-3201309
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

720 South 7th Street, 3rd Floor

Las Vegas, NV 89101

(702) 481-1779

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Aaron Speach, President and Chief Executive Officer

720 South 7th Street, 3rd Floor

Las Vegas, NV 89101

(702) 481-1779

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Cavas S. Pavri	Megan Penick
Schiff Hardin LLP	Stephen Weiss
100 N. 18th, Suite 300	Michelman & Robinson, LLP
Philadelphia, PA 19103	800 Third Avenue
Telephone: (202) 724-6847	24th Floor
Fax: (202) 778-6460	New York, NY 10022
Telephone: 212-730-7700
Fax: 212-730-7725

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-254068

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Security Being Registered	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Common Stock, par value $0.001	$2,400,000	$261.84
Representatives’ Warrant to Purchase Common Stock
Shares of Common Stock issuable upon exercise of Representatives Warrant (2)	$201,600	21.99
Total	$2,601,600	$283.83	(3)

_________________

(1)	Estimated solely for the purpose of calculating the registration fee.

(2)	Pursuant to Rule 416, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share sub-divisions, share dividends or similar transactions.

(3)	The Registrant previously registered securities having a proposed maximum aggregate offering price of $13,008,000 on its Registration Statement on Form S-1, as amended (File No. 333-254068) which was declared effective by the Securities and Exchange Commission on April 14, 2021. In accordance with Rule 462(b) under the Securities Act, an additional number of securities having a proposed maximum offering price of $2,601,600 is hereby registered.

The Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Registration Statement on Form S-1 is being filed with respect to the registration of 400,000 additional shares of common stock of Esports Technologies, Inc., a Nevada corporation (the “Registrant”), pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and General Instruction V to Form S-1. In addition, this Registration Statement is being filed with respect to the registration of a warrant to purchase up to 28,000 shares of common stock that may be issued to the representative of the underwriters (or its designees) in the offering subject to the Registration Statement. This Registration Statement relates to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-254068) (the “Prior Registration Statement”), initially filed by the Registrant on March 10, 2021 and declared effective by the Securities and Exchange Commission (the “Commission”) on April 14, 2021. The required opinion of counsel and related consent and accountant’s consent are attached hereto and filed herewith. Pursuant to Rule 462(b), the contents of the Prior Registration Statement, including the exhibits thereto, are incorporated by reference into this Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.	Exhibits and Financial Statement Schedules.

(a)       Exhibits. All exhibits filed with or incorporated by reference in the Registration Statement on Form S-1 (SEC File No. 333-254068) are incorporated by reference into, and shall be deemed a part of, this Registration Statement, and the following additional exhibits are filed herewith, as part of this Registration Statement:

5.1	Opinion of Schiff Hardin LLP

23.1	Consent of PWR CPA, LLP

23.2	Consent of Schiff Hardin LLP (included on Exhibit 5.1).

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, Nevada on the April 14, 2021.

ESPORTS TECHNOLOGIES, INC.

By :	/s/ Aaron Speach
Name:	Aaron Speach
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Aaron Speach	Chief Executive Officer, President and Director (Principal Executive Officer)	April 14, 2021
Aaron Speach

/s/ James Purcell	Chief Financial Officer (Principal Financial and Accounting Officer)	April 14, 2021
James Purcell

*	Director	April 14, 2021
Michael Nicklas

*	Director	April 14, 2021
Dennis Neilander

*	Director	April 14, 2021
Christopher S. Downs

* Pursuant to power of attorney

By: /s/ Aaron Speach

Aaron Speach

Attorney-in-fact

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